Exhibit 10(a)

                          PRO TECH COMMUNICATIONS, INC.

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement") made as of this 1st day of February, 2002, between Pro Tech Communications, Inc., a Florida corporation (the "Company"), having its principal executive office at 4492 Okeechobee Road, Fort Pierce, Florida 34947, and Keith Larkin ("Optionee").

     On March 5, 1998, the Company's Board of Directors adopted the 1998 Stock Option Plan (the "Plan"), under which Options to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"), could be granted to officers, employees, and certain directors and consultants of the Company. On April 15, 1998, the stockholders of the Company approved the adoption of the Plan.

     On April 26, 2000, the Board of Directors amended the Plan, subject to shareholder approval, to increase the number of shares covered under the Plan to 2,000,000 shares of the Company's Common Stock. On August 11, 2000, at the adjourned annual meeting of stockholders, the stockholders of the Company approved the adoption of the amendment to the Plan, increasing the number of shares of the Company's Common Stock covered under the Plan from 500,000 shares to 2,000,000 shares. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

     Pursuant to said Plan, the Company hereby grants to Optionee a nonstatutory stock option to acquire Common Stock of the Company upon the following terms and conditions:

     1. Grant of Option. The Company hereby grants to Optionee a nonstatutory stock option (the "Option") to purchase (subject to adjustment pursuant to Section 9 of the Plan) up to two hundred fifty thousand (250,000) fully paid and nonassessable shares of the Common Stock of the Company (the "Shares"), to be issued upon the exercise thereof, as set forth below.

     2. Exercise Price. The exercise price of the Option shall be $0.06 per share. The Company shall pay all original issue or transfer taxes on the exercise of the Option.

     3. Limitation on Exercisability of Option. The Option granted hereby shall vest and become fully exercisable as follows (the "Vesting Dates"):

          As to 100% February 1, 2002

After each Vesting Date, the applicable Shares becoming exercisable on the Vesting Date in question shall be exercisable in whole or in part until the expiration of the Option.

     4. Expiration of Option. The Option shall not be exercisable after February 1, 2009.

     5. Non-Assignability of Option. The Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by Optionee, otherwise than by will or the laws of descent and distribution, and during the lifetime of Optionee, shall be exercisable only by the Optionee or his or her agent, attorney-in-fact, or guardian.

     6. Method of Exercise of Option. Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of Shares which Optionee desires to purchase under the Option, which written notice shall be accompanied by cash or Optionee's check payable to the order of the Company for the full exercise price of such Shares and the amount of any withholding tax obligation of the Company as described in Section 14(a) of the Plan. As soon as practicable after the receipt of such written notice, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee's name evidencing the Shares purchased by Optionee hereunder.

     7. Termination of Service to the Company.

     (a) Termination by Reason of Death or Disability. In the event that Optionee's Service (as defined below) to the Company is terminated by reason of death or disability, any Option granted to Optionee that has not been exercised prior to the date of termination of Service may be exercised by Optionee (or the heirs or legatees of Optionee, as applicable) at any time within twelve (12) months after such termination of Service, unless the Option, by its term, expires earlier.

     (b) Termination by Retirement. In the event that Optionee's Service to the Company is terminated by reason of retirement, any Option granted to Optionee that has not been exercised prior to the date of termination of employment may be exercised by Optionee (or the heirs or legatees of Optionee, as applicable) at any time within twelve (12) months after such termination of Service, unless the Option, by its term, expires earlier. For the purpose of the Plan and this Agreement, the criteria for retirement are defined as an employee, officer or Director of the Company whose age in years on the date of retirement when added to the number of years of continuous service with the Company and its subsidiaries immediately preceding such date equals a number greater than fifty-one (51), provided the number of such years of service is not less than five (5). Exceptions to these criteria may be made by action of the Company's Board of Directors.

     (c) Termination by Resignation. In the event that Optionee's Service to the Company is terminated by reason of resignation, any outstanding Option granted to the Optionee which is vested as of the date of notice of resignation may be exercised by the Optionee within the period beginning on the date of such notice of resignation and ending three (3) months after such date, unless the Option, by its term, expires earlier.

     (d) Termination for Other Reasons. If the Service of Optionee to the Company shall terminate for any reason other than the reasons set forth in (a), (b) or (c) above, and other than for cause, any Option granted to the Optionee that has not been exercised prior to the date of termination of employment may be exercised by the Optionee within the period beginning on the date of such notice of resignation and ending three (3) months after such date, unless the Option, by its term, expires earlier.

     (e) Termination for Cause. If the Service of Optionee to the Company shall terminate for cause, all outstanding Options held by Optionee shall immediately terminate and be forfeited to the Company immediately upon notice, and no additional exercise period shall be allowed.

     (f) Definition of "Service." For purposes of this Section 7, "Service" shall mean employment by the Company or service to the Company as an officer or Director.

     8. Shares of Common Stock as Investment. By accepting the Option, Optionee agrees that any and all Shares purchased upon the exercise thereof shall be acquired for investment and not for distribution, and upon the issuance of any or all of the Shares subject to the Option, Optionee shall deliver to the Company a representation in writing that such Shares are being acquired in good faith for investment and not with a view toward resale or distribution. The Company may place an appropriate restrictive legend on the certificate or certificates evidencing such Shares.

     9. Adjustments upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, separations, reorganization, or liquidations, the number of Shares issuable upon the exercise of the Option, and the exercise price thereof and any limitation on exercise set forth in Paragraph 3 hereof shall be correspondingly adjusted by the Company in accordance with the provisions of Section 9 of the Plan. Any such adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of the Option. If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     10. No Rights as Stockholders. Optionee shall have no rights as a stockholder in respect to the Shares as to which the Option shall not have been exercised and payment made as herein provided.

     11. Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

     12. The Stock Option Plan. This Agreement and the Option granted hereunder are subject to the terms and conditions of the Plan, a copy of which is available at the Optionee's request and is on file in the Company's offices.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                PRO TECH COMMUNICATIONS, INC.

                                By:
                                   /s/ RICHARD HENNESSEY
                                   ---------------------------------------------
                                   Richard Hennessey
                                   President


                                  OPTIONEE:


                                  /s/ KEITH LARKIN
                                  ---------------------------------------------
                                  Keith Larkin

                              OPTION EXERCISE FORM

        (To be executed by the Optionee in order to Exercise the Option)

         TO:      Pro Tech Communications, Inc.
                  3311 Industrial 25th Street
                  Ft. Pierce, Florida 349460

                  Attention:  President


     The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing __________ shares of Common Stock, par value $0.001 per share, of Pro Tech Communications, Inc. (the "Shares") and hereby makes payment at the rate of $___.___ per share, or an aggregate of $___________, in payment therefor.

     The undersigned represents, warrants and certifies as follows:

     (a) Optionee is acquiring the Shares in good faith for purposes of investment and not with a view to the resale or distribution thereof.

     (b) All offers and sales of the Shares shall be made pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.


Dated: ________________, 200___



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